UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 8, 2024

PLUS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-34375	33-0827593
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4200 Marathon Blvd., Suite 200, Austin, Texas 78756

(Address of principal executive offices and zip code)

(737) 255-7194

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PSTV	The Nasdaq Capital Market

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 8, 2024, Plus Therapeutics, Inc. (the “Company”) received a letter (the “Notice”) from the Listing Qualifications staff of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that it no longer complies with the requirement under Nasdaq Listing Rule 5550(b)(1) to maintain a minimum of $2.5 million in stockholders’ equity for continued listing on the Nasdaq Capital Market (the “Equity Standard”) or the alternative requirements of having a market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or two of the last three most recently completed fiscal years (the “Alternative Standards”). The Notice states that the Company’s Form 10-K for the year ended December 31, 2023, disclosed stockholders’ equity of ($1,348,000) as of December 31, 2023, and that, as of March 8, 2024, the Company did not meet the Alternative Standards.

The Notice has no immediate effect on the Company’s listing on the Nasdaq Capital Market. Nasdaq is providing the Company 45 calendar days from the date of the Notice, or until April 22, 2024, to submit a plan to regain compliance with the Equity Standard (the “Compliance Plan”). If the Compliance Plan is accepted, Nasdaq may grant the Company an extension of up to 180 calendar days from the date of the Notice, or until September 4, 2024, to regain compliance with the Equity Standard. If the Company does not timely submit a Compliance Plan or if such plan is not accepted, or if it is accepted and the Company does not regain compliance in the required timeframe, Nasdaq could provide notice that the Company’s common stock is subject to delisting.

The Company plans to timely submit a Compliance Plan, is evaluating its options for complying with the Equity Standard or the Alternatives Standards, including pursuing additional capital raising opportunities, and will continue to monitor its stockholders’ equity. However, there can be no assurance that the Company will be able to regain or maintain compliance with the Equity Standard or the Alternatives Standards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUS THERAPEUTICS, INC.

Date: March 14, 2024	By:	/s/ Marc H. Hedrick, M.D.
Name: Marc H. Hedrick, M.D. Title: President and Chief Executive Officer